Exhibit 5.1

June 10, 2026

Health In Tech, Inc.
Attn: Tim Johnson, CEO
5636 Ford Street
Norwalk, IA 50211

Re:	Health In Tech, Inc.

Dear Sirs:

We have acted as counsel for Health In Tech, Inc., a Nevada corporation (the “Company”) in connection with the formation of the Company. This opinion is being requested in connection with the filing of a Registration Statement on Form S-3, as may be amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of (a) shares of common stock, $0.001 par value, in one or more series per share (the “Common Stock”), of the Company; (b) shares of preferred stock, in one or more series per share (the “Preferred Stock”), of the Company; (c) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); (d) debt securities of the Company (the “Debt Securities”), which may be issued pursuant to a senior debt indenture or subordinated indenture, as applicable (each, an “Indenture”) between the Company and a trustee to be name therein (the “Trustee”); (e) subscription rights to purchase common stock or other securities (“Rights”); and (f) units (the “Units”) to be issued under one or more unit agreements (each such unit agreement, a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

In rendering the opinion set forth below, we have examined such originals or copies, certified or otherwise identified to our satisfaction, of documents, certificates and instruments as we have deemed necessary including, but not limited to, the following “Organization Documents”:

1. Second Amended and Restated Articles of Incorporation for the Company;

2. Third Amended and Restated Bylaws for the Company;

950 Goodale Blvd., #200
Columbus, OH 43212

535 Metro Place S., #200
Dublin, OH 43017

P: 614.228.6135
F: 614.221.0216
www.cpmlaw.com

June 10, 2026

3. A Nevada Good Standing Certificate for the Company; and

4. Authorizing Resolutions for the Company.

In such examinations, we have assumed the genuineness of all signatures (other than those relating to the Company), the authenticity of all documents submitted to us as originals, and the conformity to the original document of all documents submitted to us as photostatic or certified copies. We have assumed due authorization, execution and delivery of all documents referenced herein by the parties thereto (other than those documents authorized, executed or delivered on behalf of the responsible officers of the Company) and that each of such parties has full power, authority and legal right to execute and deliver each such instrument.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of our attorneys who have represented the Company during the course of our limited representation of the Company.

With regard to our opinion contained herein, we are not opining as to factual matters. We have made no independent investigation or verification of the information included in the Registration Statement.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of the par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

June 10, 2026

2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of Nevada of a Certificate of Designation relating to such series of Preferred Stock, and when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of the par value thereof), such shares of Preferred Stock will be validly issued, fully-paid and non-assessable.

3. When the Warrant or Rights Agreement to be entered into in connection with the issuance of any Warrants or Rights have been duly authorized, executed and delivered by the Warrant Agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement, and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the Trustee has been qualified to act as trustee under the Indenture; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement, and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principals of general applicability.

June 10, 2026

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Nevada; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded and the Registration Statement will comply with all applicable laws at the time securities are offered or issued as contemplated by the Registration Statement; (iv) a prospectus supplement shall have been prepared and filed with the Commission describing the securities offered thereby and shall comply with all applicable laws; (v) the Warrant Agreement or Rights Agreement is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company); (vi) the Indenture (as modified by any applicable supplemental indenture) and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); (vii) the Unit Agreement is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company); and (viii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official (other than as expressly covered above); and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

The opinion expressed herein is subject to the following qualifications, limitations and exceptions:

1. The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect which relate to or limit creditors’ right generally;

2. The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

3. Limitations imposed by or resulting from the exercise by any court of its discretion; and

June 10, 2026

4. Limitations imposed by reason of generally applicable public policy principles or considerations.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the headings “Legal Matters” and “Risk Factors”, and in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

We express no view as to the commercial terms of the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Registration Statement and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to you and may be relied upon by you, your counsel and purchasers of Shares pursuant to the Registration Statement. This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Very truly yours,

Carlile Patchen & Murphy LLP

/s/ Michael A. Smith

Michael A. Smith

Direct: (614) 628-0788

Email: msmith@cpmlaw.com